                                                                   Exhibit 10.12


        AGREEMENT FOR AN EXCLUSIVE ALLIANCE TO DEVELOP, MANUFACTURE AND
             MARKET A CHIP-BASED SCREENING SYSTEM FOR CELL ANALYSIS

This is an agreement executed this Twenty-sixth day of October, 1999, hereinafter the "Effective Date") between Cellomics, Inc., 635 William Pitt Way, Pittsburgh, PA. 15238 (hereinafter CELLOMICS) and ACLARA BioSciences Inc. 1288 Pear Avenue, Mountain View, CA 94043-1432 (hereinafter ACLARA).

                                    RECITALS

Whereas CELLOMICS has expertise in drug discovery, patterning cells on substrates, cell analyses, luminescence detection, imaging science and informatics;

Whereas ACLARA has expertise in microfluidics, design and engineering of microdevices in plastic, and process engineering;

Whereas CELLOMICS and ACLARA desire to form a development, manufacturing and marketing alliance to produce a Screening System for the life sciences to perform Cell-based Assays.

Now, therefore, in consideration of the covenants and conditions contained herein, the Parties, intending to be legally bound, agree as follows:

1.   Definitions

1.1 "Cassette" means an assembled unit comprising an operable combination of a Cell Plate and Microfluidic Plate.

1.2 "Cell-based Array" means any assay in which a biological target molecule or organelle is analyzed in, on and [*]. The cells can be from any life form including but not limited to bacteria, animals and plants.

1.3 "Cell Plate" means a glass or plastic plate material having a modified surface that supports selective adhesion of cells in discrete regions.

1.4 "EAP" shall mean an Early Access Partner. This is a third party that has executed a TAP Agreement approved by the JSC pursuant to which such third party (i) is provided access to Prototypes during the Development Phase and
     (ii) pays a fee for having early access under the applicable TAP.

1.5 "High Content Screening (HCS)" means the activity or status of cells in the Cassette [*].

1.6 "High Throughput Screening (HTS)" means the measurement of single values that represent the average or total of a signal obtained from a single well in a Cassette,

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     regardless of whether the signal is produced intra- or extracellularly. The single values will be obtained as a group of values as to different candidate compounds or different indications resulting from the same compound.

1.7 "Intellectual Property Milestone" shall be when the Parties complete a Prototype and the aggregate commitment from the TAP shall be [*] based on individual EAP fees of at least [*].

1.8 "JSC" shall mean the Joint Steering Committee, which will be composed of equal numbers of members from both CELLOMICS and ACLARA, not to exceed a total of eight, which members may be changed from time to time by the Party whom they represent, and to be chaired by the Project Leaders for the Parties.

1.9 "Liquid Transfer System" means any system used for transferring materials to the Cassette.

1.10 "Luminescence-based Reagents" are reagents that result in light emission for use in Cell-based Assays.

1.11 "Microfluidic Plate" means microfluidic device of an electrically non-conducting material designed to mate with the Cell Plate to [*].

1.12 "Microplate" means a standard multiwell plate most commonly of 96 or 384 wells, but also available in 6, 12, 24, 48, 1536 and other formats with overall dimensions of about 3.5 x 4.5 cm.

1.13 "Program" shall mean a research program to develop a Screening System as set forth in the Workplan.

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.14 "Prototype" shall mean a development stage Screening System meeting all or most of the specifications set forth in the applicable Workplan, however, not in a format useful for general sale and commercial distribution. A Prototype is typically suitable for delivery to an EAP.

1.15 "Reader" shall mean the optical system and accompanying software developed for reading the Luminescence signals from the cells.

1.16 "Revenue Source" is any source of revenues to support the Program other than internal sources, including but not limited to government grants, EAP fees, funds from the other Party and funds from collaborators other than a Party.

1.17 "Robotics" means the mechanical units for assembling and moving the components necessary for performing a Cell-based Assay with a Cassette.

1.18 "Screening System" shall mean the Cassette, Robotics, Reader, Liquid Transfer System, software and such other integrated peripheral devices to conduct High Throughput and/or High Content Screening, including disposables. The Screening System shall be all of the hardware and software to provide a complete system for performing Cell-based Assays (except for the Luminescence-based Reagents and such other reagents as may be used for Cell-based Assays).

1.19 "TAP" shall mean Technology Access Program between ACLARA and CELLOMICS with companies which shall serve as EAPs.

1.20 "Workplan" shall list goals and tasks detailing the actual work expected to be done, with timelines, budget and a delineation of responsibilities.

2.   Development

      2.1 The "Field" of this collaboration is the development of an automated system for [*]. It is an essential term of this agreement that CELLOMICS agrees to work exclusively with ACLARA on any and all matters involving microfluids in Cell-based Assays and ACLARA agrees to work exclusively with CELLOMICS on any and all matters involving Cell-based Assays during the Program.

      2.2  This Agreement will become effective on the Effective Date.

      2.3 CELLOMICS is attempting to obtain [*] to be permitted to utilize [*] to support ACLARA's research effort for the [*] of the Program. Whether or not CELLOMICS ever obtains such approval from [*], CELLOMICS is obligated to and hereby commits to pay [*] to support ACLARA's said research for the [*] of the

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

           Program in [*]. During the period in which CELLOMICS is paying ACLARA, ACLARA shall provide CELLOMICS with a statement of the cost allocated to the Program as determined in accordance with reasonable accounting procedures used internally by ACLARA within thirty (30) days of receipt of the quarterly check due ACLARA. The dates on which such payments are due may be changed in accordance with the date of initiation of work by ACLARA and the rate at which employees are hired by ACLARA to perform the Program.

     2.4 During the first year of the term of this agreement ("First Year"), the Parties agree to work in accordance with the Workplan set forth in Appendix A, with the goal to have a Prototype of the Cassette by the first anniversary of the Effective Date. The goal during the [*] is to optimize the Cell Plate and Microfluidic Plate design and interfacing to enable fabrication of a functional Cassette. This Cassette is intended to have the specifications for and serve as a testbed for a [*]. In addition, it is intended that the Parties will use this Cassette as a working Prototype in a TAP program. Development of the Cassette Prototype will be directed to enable:
           [*]. During the First Year and thereafter, each Party will provide written reports with thirty (30) days of the end of each calendar quarter of the progress it has made during such quarter and the work to be performed in the next quarter and a written summation of the work accomplished at the end of each calendar year within thirty (30) days of the end of such calendar year.

     2.5. Notwithstanding the intention to achieve the goals of the Workplan for the First Year, it is understood that in order to staff the Program, ACLARA and CELLOMICS will be required to hire new personnel or transfer existing personnel as they may become available. While each Party will act diligently to staff the Program in accordance with the Program's needs and available funding, the timing of such hires or transfers is not completely within the control of the Parties and the schedule of the Workplan may be delayed. At each quarterly meeting of the JSC, the accomplishment of the previous quarter, and the available funding, committed or to be committed, will be evaluated and the Workplan modified, if necessary, in light of the circumstances then pertaining.

           2.5.i. If prior to the occurrence of the Intellectual Property Milestone there appears to either Party to be an insufficient Revenue Source at that time or in the reasonably foreseeable future to support the Program in the amounts required by each Party for its performance, the JSC shall review the situation and report to the respective CEO's its recommendation as to how to proceed within sixty (60) days of notification by either Party that such Party believes there is an insufficient Revenue Source to support the Program. If the CEOs cannot agree within sixty (60) days of receiving

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                  notification from the JSC as to how to proceed, either Party may terminate this Agreement upon giving prompt notice of termination to the other Party without obligation to license the other party under the terminating Party's intellectual property. If the Program is terminated for other than material breach prior to the completion of the Intellectual Property Milestone, the parties will negotiate in good faith to allow a continuing party to continue the Program.

         2.5.ii. Notwithstanding Paragraph 2.5.i, after the Intellectual Property Milestone has been achieved, the terminating Party will be obligated to license the continuing Party under the terminating Party's intellectual property to continue to develop and commercialize the Prototype and Screening System as hereinafter provided. Upon termination by one Party for other than material breach, with the Intellectual Property Milestone having been achieved, the other Party may continue the Program and the terminating Party agrees to enter into negotiations within thirty (30) days of such termination with the other Party over the terms of such license which the terminating Party is obligated to license to the continuing Party under its intellectual property, both background and foreground, on reasonable terms and conditions to make, use and sell Screening Systems substantially conforming to the Screening System which was to be jointly developed.

       2.6 Assuming financing is obtained as required to support the Program for the second and third years of the term of this Agreement, or such other periods in which the goals of these years are to be fulfilled as determined by the JSC, a Screening System will be developed, which is intended to offer a complete solution to the need for flexibility in Cell-based Assays starting with an initial focus on [*]. The Screening System will be designed to have the ability to provide a complete portfolio of assays including [*]. The Screening System will offer a ready-to-use and easy-to-use solution for the life scientist and further will promote penetration of sophisticated Cell-based Assays HCS in drug discovery. The target pharmaceutical customer for the Screening System is an entity with significant biological expertise in primary screening, a therapeutic group or a specialty such as [*].

       2.7 The development program for [*] of the term of this agreement is set forth in Appendix B with the intention of developing a Screening System. The 3D Cassette will have a high density plumbing architecture for selective addressing of a high density of micro-arrayed cells on the Cell Plate. The initial design and prototypes will focus on multiples of 96 well patterns in a footprint ranging from [*].

       2.8 CELLOMICS shall be responsible for identifying sources for the Robotics, Reader and such other equipment, which is not available from or to be developed

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

            by the Parties to this agreement. Selection of one or more sources for providing the additional equipment will begin not later than four (4) months after a Cassette Prototype has been shown to be satisfactory to the Parties. CELLOMICS shall submit to ACLARA a list of potential sources of producing the components of the Screening System not already being produced by either ACLARA or CELLOMICS. ACLARA and CELLOMICS shall mutually agree on the priority in which these sources are to be approached, and additional candidates added, neither party shall unreasonably withhold such agreement. Such third party(s) and the terms upon which they agree to participate in developing the Screening System shall be proposed and negotiated by CELLOMICS and shall be subject to the review, but not the approval of the JSC.

      2.9 In [*] of the term of this Agreement, the Parties will direct their efforts to the development of a Screening System commercial product. The Prototype developed in [*] is to be taken through the final phase of the product development cycle and to establish manufacturing, marketing and sales.

      2.10 A complete Screening System will include all the components required by a user to take a library of compounds stored in a Microplate format and screen the library of compounds against a target, producing a data set in a standard database format for ease of access. The responsibilities of the Parties as to the following components that are required to accomplish this goal are:

         -  CELLOMICS
         [*]

         -  ACLARA
         [*]

3.    Funding

      3.1 A budget is set forth for the First Year in Appendix B. Promptly after execution of this Agreement, the Parties will submit a proposed budget for [*], which budget shall be subject to review, modification, and approval by the JSC. These budgets will be the basis for [*] and provide for the division of money received from [*] between the Parties.

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

            3.2. Not later than three (3) months after initiation of the Workplan, the JSC will prepare and submit a budget to [*] based on the budgets submitted by the Parties requesting an increase in the total funding for both companies to accelerate the development of the Screening System. Not later than [*], the Parties will prepare and submit a [*] grant. The budget may reflect provision for sources of components of the Screening System, which the Parties do not intend to develop or supply.

            3.3 CELLOMICS and ACLARA will jointly prepare a TAP to attract companies as EAPs that will fund the Program. CELLOMICS and ACLARA will jointly make presentations to the pharmaceutical industry. The Parties will develop jointly the basic terms for a TAP, which shall be the basis for entering into agreements with EAPs. The TAP will be developed not later than one (1) month from the completion of a satisfactory Cassette Prototype.

      4.    Commercialization plan

            4.1. Final product development and component manufacturing: The Prototype completed in [*] and delivered as a beta test system to at least [*] EAPs in [*] will be developed into a Screening System component for manufacturing. ACLARA will be responsible for final engineering and establishment of manufacturing capability for the Microfluidic Plate. ACLARA is developing a [*], and if applicable, ACLARA will contribute this to the Screening System. If incremental development is required to render this [*] applicable to the Screening System, the JSC may adjust the Workplan accordingly. CELLOMICS will be responsible for Cell Plates, all reagents, assays, and protocols. CELLOMICS will work to ensure that the components which neither Party intends to produce are made available from a third party and are available for commercialization of the Screening System. CELLOMICS will be responsible for the final development and manufacturing of the remaining components of the Screening System.

            4.2. Manufacturing of the integrated system: The final manufacturing, packaging and delivery of [*] and other Cell-based Assay reagents, Cassettes and Screening Systems to customers will be the responsibility of CELLOMICS. Prior to the initiation of manufacturing of a Cassette, the Parties will enter into a supply agreement in which ACLARA will be responsible for delivering to CELLOMICS, or a third party designated by CELLOMICS, sufficient quantities of Microfluidic Plates for packaging with Cell Plates. Such supply agreement will provide for indemnification of the other Party on conventional terms for the intentional, willful, or negligent act or failure to act of one Party, giving rise to a claim against the other Party. The supply terms for ACLARA's delivery to CELLOMICS shall be conventional, giving due regard to

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          the size of the batches required, the effect of volume on price, agreements with third parties for manufacture of the Microfluidic Plates and the time required for initiating a run of Microfluidic Plates. CELLOMICS will provide ACLARA with sales projections on a rolling basis. Inventory shall be the responsibility of CELLOMICS.

     4.3. Deliver Production Systems: For all life science applications, CELLOMICS will have full responsibility for ensuring that all components of the Screening System are available for marketing, marketing of the Screening System, and providing support for the Screening Systems and its components. The target markets for these systems will include, but not be limited to pharmaceutical discovery and development, clinical diagnostics, agriculture biotech, and basic biomedical research.

     4.4. Product Designation: ACLARA's name and trademark shall appear prominently on the Microfluidic Plate and CELLOMICS shall give due credit for ACLARA's contributions in its labeling, advertising and promotion. Statements made by CELLOMICS concerning ACLARA shall be subject to review and approval by ACLARA, which approval shall not be unreasonably withheld.

     4.5. Reader Designation: CELLOMICS's name and trademark shall be use din a primary capacity and ACLARA's name and trademark shall be use din a secondary capacity on the Reader and CELLOMICS shall give due credit for ACLARA's contributions in its labeling, advertising and promotion. Statements made by CELLOMICS concerning ACLARA shall be subject to review and approval by ACLARA, which approval shall not be unreasonably withheld.

5.   Revenue Sharing

     5.1 During the development and commercialization phase, the money obtained from third parties from a Revenue Source shall be divided to ensure that each Party's expenditure of its own money on a JSC approved Workplan is minimized. The exact division of [*] will be decided at the time of [*]. The division of TAP fees will be defined by the JCS, and approved by the CEO of both Parties, and written into a separate agreement between CELLOMICS and ACLARA before a TAP agreement is consummated. Funding from a collaborator other than the other Party will primarily be used for the purposes of the collaboration.

     5.2 Not later than the end of [*] the Parties shall initiate negotiations as to the division of income resulting from the sales of Screening Systems and its components. The division of the income will first be considered by the JSC with final approval of the CEO's from CELLOMICS and ACLARA. ACLARA shall receive from CELLOMICS [*] and a reasonable profit margin for items manufactured or supplied by ACLARA; Considerations in determining the division of remaining

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          income shall be the financial contribution of each of the Parties, except to the extent the Parties have been reimbursed any portion of their contribution by a Revenue Source, the novelty of their contributions, the value of the intellectual property that protects components of the Screening Systems, the competitive advantages provided by the contributions of the two Parties, the responsibilities of the two Parties in manufacturing, marketing and supporting the ongoing expenditures, the risks involved with the continuing investments, and the like. The income to ACLARA shall not be less than a reasonable royalty on patents and know-how contributed by ACLARA with the base being Screening Systems and components, where the royalty may vary as to whole Screening Systems and as to individual disposable Screening System components. Royalty shall not be paid twice for the same component of the Screening System. If there is no agreement between the Parties, the matter shall be given to mediation as provided for hereinafter. The exact mechanism for delivering the value to the Parties will be defined as the program proceeds toward commercialization. It may involve strict revenue sharing, licensing, royalties or some combination that will be defined by the JSC.

6.   Public Relations

     6.1 All press releases created by an originating Party shall be submitted to the other Party for approval and shall not be released without the prior written approval of the other Party. In the event of a dispute, the matter shall be submitted to the CEOs of the Parties and if the issue cannot be reconciled, there shall be no press release containing disputed subject matter.

     6.2 Prior to commercial introduction of a Screening System, all public presentation relating to this Program, not already made public, including Web postings, corporate presentations, investor relations, and marketing collateral, must be approved by the other Party, such approval not to be unreasonably withheld.

7.   Intellectual Property

     7.1 Ownership. Each of the Parties will own all intellectual property and inventions made by individuals who have a duty to assign to that Party and will jointly own all inventions co-invented by at least one inventor having a duty to assign to each Party. The Party owning the invention shall have the exclusive right to file worldwide for patent applications covering the invention.

     7.2 Joint Intellectual Property. CELLOMICS and ACLARA will jointly determine the advisability of filing a patent application. The JSC will appoint one of the Parties to be responsible to prepare, file, prosecute diligently and maintain such application(s). The Parties will share equally all reasonable costs incurred in

CONFIDENTIAL
          connection with such activities (i.e., the non-prosecuting Party will promptly reimburse the prosecuting Party), provided, however, that either Party may avoid its responsibility for such costs by assigning its rights in such Joint Intellectual Property to the other Party. In such an event, the other Party may decide at its sole discretion whether or not to file or continue prosecution of such applications. Also, the assigning Party will provide reasonable assistance to the assignee to facilitate the filing and prosecution of all such applications. Joint Intellectual Property will be jointly owned, and either Party is free to use such Joint Intellectual Property as it sees fit, outside the Field of this Agreement. CELLOMICS shall have the exclusive right to use such Joint Intellectual Property within the Field of this Agreement for the lessor of i) a period of five (5) years from the first commercial release of the Screening System, or
          ii) eight years (8) from the Effective Date. Thereafter, either Party may use such Joint Intellectual Property without accounting to the other Party.

     7.3 Rights. All inventions owned by ACLARA developed as part of the program having application to the Cell Plate shall be licensed to CELLOMICS on reasonable terms and conditions, if at the time of filing of a patent application for such invention, CELLOMICS agrees to pay [*] of the out-of-pocket costs of the filing, prosecution and maintenance of such application, continuing applications, foreign analogs, and Letters Patent issuing thereon. All inventions owned by CELLOMICS developed as part of the collaboration having application to the Microfluidic Plate shall be licensed to ACLARA on reasonable terms and conditions, if at the time of filing of a patent application for such invention, ACLARA agrees to pay [*] of the out-of-pocket costs of the filing, prosecution and maintenance of such application, continuing applications, foreign analogs, and Letters Patent issuing thereon.

     7.4 Licensing of Foreground technology. Technical know-how and patent rights developed as part of the Program shall be available on reasonable terms and conditions after termination of this Agreement in the event that one Party wishes to continue the Program.

     7.5 Licenses of Background Technology. Technical know-how and patent rights developed prior to initiation of the Program or outside of the Program may be licensed for a Screening System developed in the Program as set forth in Section 2.5.

     7.6 Label License. All products supplied by ACLARA to CELLOMICS will include a label license, granting CELLOMICS a license under ACLARA's intellectual property to use, offer to sell, and sell any such products for use in the Field, such label license being transferable to the purchasers of such products.

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     7.7. Confidentiality. All technical and business information given the recipient Party by the disclosing Party shall be assumed to be in confidence and if disclosed orally, shall be reduced to writing and delivered to the recipient within thirty (30) days of disclosure. Information received in confidence shall be used solely for the purposes of this Agreement and shall be disclosed to others who assume like duties of confidentiality. The restrictions on use and disclosure shall not apply where the information is or becomes generally known without failure on the part of the recipient; was known to the recipient prior to receipt from the discloser; or is given to the recipient by a third party who has the right to disclose the information, without restriction on use or disclosure. The obligations on use and disclosure shall terminate five (5) years from the termination of the Program.

8.   Surviving Rights/Termination

     8.1 Surviving Rights and Duties. The right to obtain licenses to intellectual property rights covering technology employed in the Program as provided for in this Agreement shall survive termination of this Agreement. Either Party shall have the right to a license from the other Party if such license is requested within two (2) years after termination of this Agreement.

     8.2 Termination. This Agreement may be terminated by either Party in the event of material breach by the other Party, upon giving sixty (60) days prior written notice of the intent to terminate, which termination will be effective if the breaching Party has not taken reasonable steps to correct the material breach. The right to terminate is in addition to all other rights the non-breaching Party may have against the breaching Party.

     8.3 Permissive termination. Either Party may terminate this Agreement, with the acceptance of the other.

9.   Governance

     9.1 Joint Steering Committee. The Program will be governed by the JSC. The JSC shall consist of at least one senior executive, one business director, and one technical director from each Party. The JSC will meet at least once per quarter, alternating between locations selected by ACLARA and CELLOMICS, to oversee activities under a Workplan. In particular, the JSC will monitor and support collaboration and/or supply relationships existing between ACLARA and CELLOMICS, review, recommend modifications to, and oversee the implementation of active Workplans, define deliverables for TAPs, approve EAPs, review the commercial feasibility of Screening Systems being developed under a Workplan, review the progress of the Workplan and funding, offer modifications to the Workplan in light of changed circumstances, discuss new commercial opportunities and develop the objectives and terms for additional Programs between the Parties that may be pursued. The JSC shall have the authority to make reasonable alterations or amendments to the Workplan, which

CONFIDENTIAL
               will be considered final after reduction to writing and attachment to the Agreement. Significant alterations to the Workplan must be approved by the CEO of both Parties. The JSC shall have the authority to recommend alterations or amendments to this Agreement, which shall not become final until reduced to writing and signed by the CEO of each of the Parties. Except as otherwise expressly provided herein, decisions of the JSC will be made by consensus.

          9.2 Dispute resolution. Should disputes arise, the Parties agree to negotiate in good faith to resolve the disputes. Disputes that cannot be resolved by the JSC within a reasonable period shall be submitted to the CEOs of the Parties. If agreement is still not reached, the Parties agree to submit disputes to mediation in accordance with the section 9.3, "Mediation", prior to seeking any other remedy.

          9.3 Mediation. If the Parties are unable to resolve by negotiation within forty-five days of the disputing Party's written request for dispute resolution (or such other time period expressly set forth in this Agreement), or if the Parties fail to meet within twenty (20) days after such notice, the Parties shall endeavor to settle the dispute by mediation administered by the American Arbitration Association ("AAA") pursuant to the Commercial Mediation Rules of the AAA the time of submission prior to resorting to any other remedy. Mediation shall be held in a location to be decided later. The mediator appointed to assist the Parties must possess such credentials as qualify said mediator as (1) either an expert in the field being mediated or
               (2) at a minimum as reasonably familiar with the industries and specific applications as will enable the mediator to quickly understand and assist the Parties in dealing with the issues that are in dispute. Notwithstanding the foregoing, to the extent that any controversy or claim hereunder gives rise to a prayer for injunctive relief, equitable action or specific performance, the aggrieved Party shall have the right to commence such an action in any court of competent jurisdiction.

10.  Representations and Warranties

10.1 Authority. Each Party hereby represents and warrants to the other that it has full power and authority to enter into this agreement and to consummate the transactions contemplated hereby. This agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally from time to time in effect or by general equitable principles.

10.2 Corporate Organization and Authority. Each Party hereby represents and warrants to the other that it is a corporation duly organized, validly existing and in good standing under the laws of Delaware as to CELLOMICS and California as to ACLARA and has all corporate power and authority to carry on its business as

CONFIDENTIAL
        now being conducted and to own its properties, is duly qualified and in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the property owned, leased or operated by it or the nature of the business conducted by it except where the failure to be so qualified would not have a material adverse effect.

10.3 Ability to Carry Out the Agreement: Consents and Waivers. Each Party hereby represents and warrants to the other that the execution and delivery of this agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination under, or accelerate the performance required by, or result in the creation of any lien, security interest, charge, increase in liability or other encumbrance upon any of its assets under, any provision of:

                (i) any law, statute, rule, regulation or judicial or administrative decision;

                (ii)  any certificate of incorporation or by-laws;

                (iii) any mortgage, deed of trust, lease, note, shareholders'
                      agreement, bond, indenture, contract or other instrument or agreement; or

                (iv) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator relating to it;

                (v) other than conflicts, violations, defaults, right of termination or encumbrances which could not reasonably be expected to have a material adverse effect on the enforceability or validity or the agreement.

10.4 Litigation. Each Party hereby represents and warrants to the other that there is no action, suit, or governmental, administrative or regulatory proceeding or investigation pending or, to the knowledge of the Party, threatened against it at law, in equity or otherwise, in, before, or by any court or governmental agency or authority which could reasonably be expected to have a material adverse effect on this agreement or the transactions contemplated therein. ACLARA is presently involved solely in two pieces of litigation; being sued for misappropriation of trade secrets; and suing for patent infringement.

10.5 Year 2000. Each Party hereby represents and warrants to the other that software, hardware, equipment and systems owned, leased or licensed by it and used in the conduct of its business are Year 2000 Compliant.

CONFIDENTIAL

10.6 Regulatory Filings. Each of the Parties hereto will furnish to the other Party hereto such necessary information and reasonable assistance as such other Party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental entity.

10.7 Announcement. Neither Party nor their respective affiliates will issue any press release or other public announcement with respect to this agreement or the transactions contemplated hereby without the prior written approval of the other Party hereto (such approval not to be unreasonably withheld, conditioned or delayed).

10.8 Indemnification. Each Party agrees to defend, indemnify and hold harmless the other and its respective successors and assigns against and in respect of:

        (a) any and all losses, damages, deficiencies or liabilities ("Damages") caused by, resulting or arising from or otherwise relating to any material failure by a Party to perform or otherwise fulfill or comply with any undertaking or other agreement or obligation to be performed, fulfilled or complied with by the Party resulting from its gross negligence, willful misconduct or arising from or otherwise relating to any material breach of any representation or warranty of the Party contained in this agreement.

10.9 Entire Agreement. The Agreement (including the appendices attached hereto, all of which are part hereof) contain the entire understanding of the Parties hereto with respect to the subject matter contained herein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any Party hereto with respect to the transactions under this Agreement other than those set forth herein or therein or made hereunder or thereunder.

10.10 Amendments. This agreement may be amended only by a written instrument executed by the Parties or their respective successors or assigns.

10.11 Headings; References. The article and section headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement. All references herein to "Articles," "Sections," "Schedules," or "Appendices" shall be deemed to be references to Articles or Sections hereof or Schedules or Appendices hereto unless otherwise indicated.

11.     Notices


        11.1.  Notices may be given to an officer of a Party by;

CONFIDENTIAL
personal delivery, fax or registered mail addressed as follows:
overnight delivery by an internationally recognized courier service

If to ACLARA Biosciences Inc.:
Joseph M. Limber
President and CEO

ACLARA Biosciences, Inc.
1288 Pear Avenue
Mountain View, CA 94043-1432
FAX (650) 210-1210

If to CELLOMICS, Inc.:
D. Lansing Taylor
President and CEO
CELLOMICS, Inc.
635 William Pitt Way

Pittsburgh, PA 15238
FAX (412) 826-3896

12.  Binding Effect

12.1 This agreement shall inure to the benefit of and be binding on each Party's successors in interest and assigns.

13.  Assignment

13.1 Either Party may assign this agreement only in connection with the sale or disposition of the entire business of such Party or that portion to which this agreement pertains. Either Party may assign this Agreement to an Affiliate(s) without permission of the other Party. Affiliate shall mean an entity controlling, controlled by, or under common control with a Party to this Agreement.

14.  Governing Law

14.1 This Agreement shall be interpreted in accordance with the local laws of the Party defending any action brought under this Agreement.

[Signature page Follows]

CONFIDENTIAL

 Signature Page for Agreement For An Exclusive Alliance To Develop, Manufacture
           And Market A Chip-Based Screening System For Cell Analysis

In Witness Whereof, this Agreement has been executed in multiple counterparts, each of which shall constitute an original Agreement, on behalf of the Parties by their authorized officers as of the date first written above:

CELLOMICS, INC.

Signature /s/ D. LANSING TAYLOR
          ------------------------------

Print D. Lansing Taylor
      ----------------------------------

Title President & CEO
      ----------------------------------

Date 10/26/99
     -----------------------------------

ACLARA BIOSCIENCES INC.

Signature /s/ JOSEPH M. LIMBER
          ------------------------------

Print Joseph M. Limber
      ----------------------------------

Title President & CEO

      ----------------------------------

Date October 26, 1999
     -----------------------------------

CONFIDENTIAL

                                   APPENDIX A

WORKPLAN
[*]

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[*]

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[*]

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   APPENDIX B

                                  FUNDING PLAN

[*]

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[*]

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[*]

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[*]

CONFIDENTIAL

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.